                               (Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 14 ON THE FACE OF THIS SECURITY.

CUSIP NO.  90261KCJ7

                                     UBS AG

                           MEDIUM-TERM NOTES, SERIES A

             ENHANCED APPRECIATION SECURITIES DUE FEBRUARY [ ], 2004 (Linked to the performance of the Dow Jones STOXX 50(SM))


            The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

FACE AMOUNT:  $[ ]                                denominated in Euros, as reported by
                                                  Bloomberg L.P. under ticker symbol
PRINCIPAL AMOUNT:  on the Stated Maturity         "SX5P".
Date, the Company shall redeem this
Security by paying to the Holder, for each        INDEX SPONSOR: STOXX Limited, or any
$1,000 of the Face Amount hereof, (i) if the      successor that determines and publishes the
Index Return is positive, the product of (y)      Index as then in effect.
$1,000 and (z) two times the Index Return
or (ii) if the Index Return is negative, the      TRADE DATE: January [ ], 2003.
product of (y) $1,000 and (z) the Index
Return                                            ORIGINAL ISSUE DATE: January [ ], 2003.

INDEX RETURN: an amount, expressed as a           CALCULATION AGENT: UBS Warburg LLC.
percentage, equal to (i) the Index Ending
Level minus the Index Starting Level              DEFEASANCE: Neither full defeasance nor
divided by (ii) the Index Starting Level.         covenant defeasance applies to this
                                                  Security.
INDEX STARTING LEVEL:  the Closing Level of
of the Index on the Trade Date.                   INTEREST RATE: The principal of this
                                                  Security shall not bear interest.
INDEX ENDING LEVEL: the Closing Level of
the Index on the Final Valuation Date.            LISTING: American Stock Exchange.

INDEX:  the Dow Jones STOXX 50(SM)

"STOXX Limited" and "Dow Jones STOXX 50(SM)" are service marks of the Index Sponsor and have been licensed for use by UBS AG. This Security is not sponsored, endorsed, sold or promoted by the Index Sponsor and the Index Sponsor makes no representation regarding the advisability of investing in this Security.

                    (Face of Security continued on next page)

OTHER TERMS:

            All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

            "Business Day" means any day that is any day that is a New York Business Day and also an Index Business Day.

            "Closing Level" means, with respect to the Index, on any Index Business Day, the closing level or last reported level of the Index, as reported on Bloomberg page <SX5P> <INDEX> <HP>; provided, however, that, if the Index Sponsor changes the manner in which it calculates the Index, discontinues or suspends calculation or publication of the Index, or if the level of the Index is not available on the Final Valuation Date because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Closing Level of the Index on the Final Valuation Date, as the case may be, in the manner provided in Section 3 on the face of this Security.

            "Default Amount" means, on any day, an amount in U.S. dollars, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holders of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two New York Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" shall be the period beginning on the day the Default Amount first becomes due and payable and ending on the third New York Business Day after such due day, unless no such quotation is obtained, or unless every such quotation so obtained is objected to within five New York Business Days after such due day as provided above, in which case the

                    (Face of Security continued on next page)

Default Quotation Period will continue until the third New York Business Day after the first New York Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five New York Business Days after such first New York Business Day, in which case, the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two New York Business Day objection period) has not ended prior to the Final Valuation Date, then the Default Amount will equal the Principal Amount.

            "Final Valuation Date" means February [ ], 2004; provided, however, that if the Calculation Agent determines that a Market Disruption Event occurs or is continuing on such date, the Final Valuation Date will be the first following Index Business Day on which the Calculation Agent determines that a Market Disruption Event does not occur and is not continuing, provided further, that in no event will the Final Valuation Date be later than February [ ], 2004 or, if February [ ], 2004 is not an Index Business Day, later than the first Index Business Day after February [ ], 2004.

            "Index Business Day" means any day that is (or, but for the occurrence of a Market Disruption Event, would have been) all of the following:
(i) a day on which the Index Sponsor calculates and publishes the official closing level of the Index or any Successor Index in accordance with the index dissemination calendar of the Index Sponsor; (ii) a trading day on which more than 20% of the securities included in the Index (the "Index Constituent Stocks") that comprise the market capitalization of the Index are available for trading on the stock exchanges on which the Index Constituent Stocks are traded from time to time (the percentage of Index Constituent Stocks unavailable for trading on such day to be referred to as the "X Percentage"); and (iii) a trading day on the primary market for option or futures contracts relating to the Index other than a day on which trading on that market is scheduled to close prior to its regular weekday closing time. For the purpose of determining the X Percentage, the relevant percentage contribution of each security unavailable for trading shall be equal to (1) the portion of the level of the Index attributable to that security divided by (2) the overall level of the Index, in each case using the official opening weightings as published by the Index Sponsor as part of the market opening data on such day.

            "Market Disruption Event" means, with respect to the Notes, in the opinion of the Calculation Agent and determined in its sole discretion: (i) the suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market; (ii) the suspension, absence or material limitation of trading in option or futures contracts relating to the Index in the primary markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;
(iii) the failure of the Index Sponsor to publish the official closing level of the Index or the failure of the Index Sponsor or any other Person to publish any Successor Index; (iv) the imposition of any exchange controls in respect of any currencies issued by or in use in the country or countries in which the Index or the Index Constituent Stocks are located; or (v) any other event that

                    (Face of Security continued on next page) materially interferes with the Company's ability or the ability of any of its Affiliates to unwind all or a material portion of a hedge with respect to the Notes that the Company or its Affiliates have affected or may affect; except that with respect to the subclauses (i) through (v) of this definition, the following shall apply: (a) a limitation on the number of hours or days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of any exchange, (b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index will not constitute a Market Disruption Event, (c) "absence of trading" in the primary securities market on which option contracts related to the Index are traded will not include any time when that market is itself closed for trading under ordinary circumstances, and (d) the failure of the Index Sponsor to publish the official closing level of the Index, or the failure of the Index Sponsor or any other Person to publish any Successor Index, is not a market disruption event, if such failure occurs on a Sunday, a Saturday or on any other day on which the Index Sponsor does not publish the official closing levels of such index in accordance with its Index dissemination calendar.

            "New York Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

            "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

            "Stated Maturity Date" means February [ ], 2004 or, if such date is not a New York Business Day, the next succeeding New York Business Day; provided, however, that if the fifth New York Business Day preceding February
[ ], 2004 does not qualify as the Final Valuation Date referred to above, then the Stated Maturity Date will be the fifth New York Business Day following the Final Valuation Date.

            "Successor Index" means any substitute index approved by the Calculation Agent as a Successor Index pursuant to Section 3.

                             -----------------------

            1. Promise to Pay Principal

            UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under "Principal Amount" and elsewhere on the face of this Security, on the Stated Maturity Date.

                    (Face of Security continued on next page)

            2. Payment of Interest

            The principal of this Security shall not bear interest.

            3. Discontinuance or Modification of the Index; Market Disruption Event

            If the Index Sponsor discontinues publication of the Index and the Index Sponsor or any other Person or entity publishes a substitute index that the Calculation Agent determines is comparable to the Index and approves as a Successor Index, then the Calculation Agent, in its sole discretion, may determine the Index Starting Level, the Index Ending Level or the amount payable on the Stated Maturity Date by reference to such Successor Index.

            If the Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index on any date when the value of the Index is required to be determined, the Calculation Agent shall make the necessary determination by reference to a group of stocks, an index or a computation methodology that replicates the Index as closely as possible, as determined by the Calculation Agent.

            If the Calculation Agent determines that the Index Constituent Stocks or the method of calculating the Index have been changed at any time in any respect and for any reason, and as a result of such change, the Index fails to fairly represent the value of the Index if such changes had not been made, or such change otherwise affects the calculation of the Index Return, the Index Starting Level, the Index Ending Level or the Principal Amount, the Calculation Agent shall have the right to make adjustments to the method of calculating the Index that the Calculation Agent believes to be appropriate to ensure that the Index Return used to determine the Principal Amount is equitable.

            In the event the calculation of the Index Ending Level is postponed to February [ ], 2004, or if February [ ], 2004 is not an Index Business Day, or to the first Index Business Day after February [ ], 2004, as set forth above in the definition of "Final Valuation Date," and a Market Disruption Event has occurred or is continuing on such day, the Calculation Agent shall determine the Index Ending Level on such day by a good faith estimate of the Index Ending Level that would have prevailed in the absence of a Market Disruption Event.

            The Calculation Agent shall have the right to make all determinations and adjustments with respect to the Index in its sole discretion.

            4. Principal Amount

            The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the cash amount that must be paid to redeem this Security as provided above under "Principal Amount." The principal of this Security that becomes due and

                    (Face of Security continued on next page) payable upon acceleration of the Stated Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to equal the Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

            5. Role of Calculation Agent

            The Calculation Agent will be solely responsible for all determinations and calculations regarding the Default Amount; whether a Market Disruption Event has occurred and whether, and if so, the dates to which the Final Valuation Date and Stated Maturity Date are to be postponed; the Index Return; the Index Starting Level; the Index Ending Level; the Closing Level of the Index on any date; Business Days; the Principal Amount; the amount payable on the Notes and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

            The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Calculation Agent. Insofar as this Security provides for the Calculation Agent to obtain the Closing Level of the Index on any date or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Calculation Agent, Affiliates of the Calculation Agent or Affiliates of the Company.

            6. Tax Characterization

            By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Company (in the

                    (Face of Security continued on next page) absence of an administrative determination or judicial ruling to the contrary) to characterize this Security for all U.S. federal income tax purposes as a pre-paid cash-settled forward contract with respect to the Index Constituent Stocks.

      Notwithstanding the foregoing, the Company shall not be obligated to segregate or otherwise set aside any funds, and no act or omission on the part of the Company or any other Person, and no event or circumstance, shall give rise to any default or Event of Default under this Security or the Indenture by reason of any provision of this Section 6.

            7. Payment

            Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Final Valuation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Stated Maturity Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

            8. Modified Business Day

            Notwithstanding any provision of this Security or of the Indenture, if any payment of principal would otherwise be due on this Security on a day (the "Specified Day") that is not a New York Business Day, such payment may be made (or such principal may be made available for payment) on the next succeeding New York Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 114 of the Indenture.

            9. Reverse of this Security

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            10. Certificate of Authentication

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    (Face of Security continued on next page)

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              UBS AG

                              By____________________________
                                Name:  Robert B. Mills
                                Title:   Managing Director

                              By____________________________
                                Name:  Robert C. Dinerstein
                                Title:   Managing Director

            This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:                  , 2003

                              U.S. BANK TRUST NATIONAL ASSOCIATION,
                              AS TRUSTEE

                              By_________________________________
                                    Authorized Signatory

                              (Reverse of Security)

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under the Indenture, dated as of November 21, 2000 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument) between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

            This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $[ ] (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series designated on the face hereof.

            Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a "Relevant Jurisdiction") ("Taxes"), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts ("Additional Amounts") to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

            If at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than 10 nor more than 60 days' notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of

                  (Reverse of Security continued on next page)

Outstanding Securities.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security as herein provided.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar

                  (Reverse of Security continued on next page) duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

            This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in
Section 305 thereof on transfers and exchanges of Global Securities.

            THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.